EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-37440) pertaining to the (1) HealthStream, Inc. 1994 Employee Stock Option Plan; and (2) HealthStream, Inc. 2000 Stock Incentive Plan; of our report dated March 23, 2009, with respect to the consolidated financial statements of HealthStream, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Nashville, Tennessee
March 23, 2009